Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION


                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       Baltimore Gas and Electric Company
             (Exact Name of Registrant as Specified in its Charter)

                                    Maryland
                            (State of Incorporation)

                                   52-0280210
                      (I.R.S. Employer Identification No.)

                         David A. Brune, Vice President
                39 W. Lexington Street, Baltimore, Maryland 21201
                                 (410) 234-5511
     (Address, including Zip Code, and Telephone Number, including Area Code of Registrant's Principal Executive Offices and Agent for Service)


Approximate date of commencement of proposed sale to the public: After the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
   Title of                           Proposed        Proposed
  each class                          maximum          maximum        Amount of
 of securities to    Amount to      offering price    aggregate     registration
 be registered     be registered      per unit      offering price      fee
--------------------------------------------------------------------------------
  Common Stock     3,000,000 Shares   $31 1/4*       $93,750,000      $28,410
(without par value)
================================================================================


* Inserted solely for the purpose of calculating the registration fee; computed soley on the basis of the average of the reported high and low sales prices on the New York Stock Exchange-Composite Transactions on July 17, 1998, as reported in The Wall Street Journal pursuant to Rule 457(c).





         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in his prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 SUBJECT TO COMPLETION, DATED ___________, 1998

PROSPECTUS                                      [GRAPHIC OMITTED]
3,000,000 Shares
Common Stock                                  Baltimore Gas and Electric Company
                                                          39 W. Lexington Street
                                                      Baltimore, Maryland  21201
                                                                  (410) 234-5000



                                ----------------

     BGE may sell shares of common stock from time to time through the agent under our continuous offering program. We will receive all the proceeds from the sale of the stock, less expenses, after paying the agent a commission of not more than 5 cents per share. The proceeds we receive will depend on the number of shares we sell and the market price of our stock at the time of sale. We also may sell shares of common stock in fixed price offerings, special offerings or block transactions. For these types of sales, we will prepare and distribute a prospectus supplement which will describe the sale. Our common stock is listed on the New York, Chicago and Pacific stock exchanges under the symbol "BGE."

                               -----------------

         We urge you to carefully read this prospectus which will describe the specific terms of the offering before you make your investment decision.


--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------



                              SALOMON SMITH BARNEY

                                    - Agent -


____________________, 1998

                                TABLE OF CONTENTS


                                                                        Page
                                                                       ------
Where You Can Find More Information...................................    3

BGE...................................................................    4

Use of Proceeds.......................................................    4

Common Stock Dividends and Price Range................................    5

Description of Common Stock...........................................    6

Plan of Distribution..................................................    6

Legal Opinions........................................................    7

Experts...............................................................    7

WHERE YOU CAN FIND
MORE INFORMATION

General

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N. W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements regarding issuers (including
BGE) that file documents with the SEC electronically. Our SEC filings may also be obtained from our web site at http://www.bge.com.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all the common stock.

This prospectus is part of a registration statement that we filed with the SEC.

-  Annual Report on Form 10-K for the year ended December 31, 1997;

-  Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

-  Current Report on Form 8-K dated June 15, 1998.

You may request a copy of these filings, at no cost, by writing us at:

      Shareholder Services
      Baltimore Gas and Electric Company
      39 W. Lexington Street
      Baltimore, Maryland 21201
      410-783-5920

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Forward-Looking Statements

We make statements in this prospectus and the documents we incorporate by reference that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans" and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. These risks, uncertainties and factors include:

-  general economic, business and regulatory conditions;

-  energy supply and demand;

-  competition;

-  federal and state regulations;

-  availability, terms and use of capital;

-  nuclear and environmental issues;

-  weather; and

- industry restructuring and cost recovery (including the potential effect of stranded costs).

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Please see the documents we incorporate by reference for more information on these factors. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.


BGE

BGE is a public utility that has served the central Maryland area for over 175 years. BGE produces, purchases and sells electricity and purchases, transports and sells natural gas. BGE also jointly owns and operates two electric generating plants and one hydroelectric plant in Pennsylvania.

BGE also has wholly owned subsidiaries that are engaged in several diversified business activities, including:

-  energy marketing activities;

-  power generation projects;

-  home products and commercial building systems;

-  investment activities; and

-  real estate.

USE OF PROCEEDS

We will use the net proceeds from the sale of common stock for general corporate purposes relating to our utility business, including repayment of commercial paper borrowings used to finance construction, other capital expenditures, and operations. If we do not use the net proceeds immediately, we will temporarily invest them in short term, interest bearing obligations. For current information on our commercial paper balances and average interest rate, see our most recent Form 10-K and 10-Q. See Where You Can Find More Information.

                     COMMON STOCK DIVIDENDS AND PRICE RANGE

When our Board of Directors declares dividends they also set the record dates and payment dates. The record dates are typically the 10th of March, June, September and December, and we normally mail dividends to each shareholder on or about the 1st of January, April, July and October. We have paid dividends on our common stock continuously since 1910.

The range of the high and low sale prices of our common stock, reported by The Wall Street Journal, as New York Stock Exchange-Composite Transactions and dividends paid per share were as follows:


                                        Price Range             Dividends
                                  ------------------------       Paid Per
                                   High            Low            Share
                                  ---------    ---------       -----------
1996
First Quarter .................    29 1/2       26 1/8             .39
Second Quarter ................    28 5/8       25 1/2             .39
Third Quarter .................    28 5/8       25                 .40
Fourth Quarter ................    28 3/4       25 3/4             .40

1997
First Quarter ................     28          26 1/2              .40
Second Quarter ...............     27          24 3/4              .40
Third Quarter ................     28 1/16     26                  .41
Fourth Quarter ...............     34 5/16     25 13/16            .41

1998
First Quarter ................     34 1/8      29 3/4              .41
Second Quarter ...............     32 15/16    29 1/4              .41
Third Quarter ................     31 5/8      30 5/8              .42
(through July 17, 1998)



The book value per share of our common stock at March 31, 1998 was $ 19.57. The last reported sale price of the common stock on the New York Stock Exchange on July 17, 1998 was $31 3/8.

DESCRIPTION OF COMMON STOCK

Below is a brief summary of your rights as holders of our common stock. You can find a complete description of these rights in our Charter. See Where You Can Find More Information.

Dividend Rights

We pay dividends on our common stock when declared by our Board of Directors. However, we must first pay all dividends (and any redemption payments) due on our preference stock before paying common stock dividends.

Voting Rights

General

Holders of our common stock are entitled to one vote per share on all matters on which shareholders vote. They have unlimited and exclusive voting rights except as noted below. Cumulative voting for the election of Directors is not permitted.

Preference Stockholder Rights Affecting Common Stockholder Rights

IF WE FAIL TO PAY DIVIDENDS

If we do not pay full dividends on our preference stock for four consecutive quarters, holders of the preference stock will vote on all matters on which shareholders vote, until we pay all the dividends owed.

ON EXTRAORDINARY MATTERS

Owners of two-thirds of the preference stock must consent to amend our Charter to:

- create any shares of stock ranking prior or equal to the existing preference stock as to dividends or distribution of assets, or

- substantially adversely affect the contract rights of the outstanding preference stock.

Liquidation

Our common stock has no par value. If we liquidate, dissolve or wind up our affairs, you will share equally in any assets remaining after full payment of liabilities to our creditors and $100 per share plus accrued dividends due to holders of our preference stock.

General

You do not have any preemptive or special rights to purchase any shares of common stock we may issue at a later date. We have not issued any securities convertible into shares of our common stock. In addition, as holders of common stock, you have no redemption, conversion or sinking fund rights. When issued to you, the common stock will be legally issued, fully paid and nonassessable.

PLAN OF DISTRIBUTION

The common stock will be sold on a continuing basis through the agent, Salomon Smith Barney. The agent agrees to use its reasonable efforts to solicit purchases for the period of its appointment. We will receive all the proceeds from the sale of the stock, after paying the agent a commission of no more than 5 cents per share and before deducting expenses of approximately $150,000. In addition, we have agreed to reimburse the agent for certain of its expenses in connection with the sale of the common stock.

The agent will sell the shares on the New York Stock Exchange, or on any other exchange on which the shares are listed, at prevailing market prices through (a) ordinary brokers' transactions or (b) in block transactions. In block transactions, the agent may purchase all or a portion of the shares as principal for its own account and resell them.

The agent may also sell the shares in a fixed price offering. If this happens, we will sell shares to the agent for its own account at a negotiated price (which is related to the prevailing market price), and the agent may form a group of dealers to participate with it in reselling the shares to you. For this type of sale, we will prepare and distribute a prospectus supplement which will describe the offering price and the number of shares sold and customary distributors' or sellers' commissions payable, if any.

The agent may also sell the shares by conducting a special offering or exchange distribution in accordance with the rules of the stock exchange on which the shares are listed. We would also prepare and distribute a prospectus supplement for these types of offerings.

General Information

Dealers and agents that participate in the distribution of the common stock may be underwriters as defined in the Securities Act of 1933 (1933 Act), and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be treated as underwriting discounts and commissions under the 1933 Act.

We have an agreement with the agent to indemnify it from certain civil liabilities, including liabilities under the 1933 Act or to contribute with respect to payments which the agent may be required to make. We may have similar agreements with dealers and other agents.

Dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

In connection with any fixed price offering, exchange distribution, or special offering, the selling group, which would include dealers who enter into an underwriting agreement with us, may engage in transactions which stabilize, maintain or otherwise affect the market price of the common stock. Specifically, the selling group may overallot in connection with the offering, creating a short position. In addition, they may bid for, and purchase, the securities in the open market to cover shorts or to stabilize the price of the common stock. Finally, the selling group may reclaim selling concessions allowed for distributing common stock in the offering, if the selling group repurchases previously distributed common stock in the market to cover overallotments or to stabilize the price of the common stock. Any of these activities may stabilize or maintain the market price of the common stock above independent market levels. The selling group is not required to engage in any of these activities, and may stop any of the activities at any time.


LEGAL OPINION

One of our lawyers will issue an opinion regarding certain legal matters in connection with the common stock offered pursuant to this prospectus. Cahill Gordon & Reindel ( a partnership including a professional corporation), New York, NY will issue an opinion for any underwriters, dealers or agents. Cahill Gordon & Reindel will rely on the opinion of our lawyers as to matters of Maryland law and the applicability of the Public Utility Holding Company Act of 1935.

EXPERTS

PricewaterhouseCoopers LLP, independent accountants, audited our annual financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement. These documents are incorporated by reference herein in reliance upon the authority of PricewaterhouseCoopers
LLP as experts in accounting and auditing.

================================================================================

You should rely only on the information incorporated by reference or provided in this prospectus. BGE has not authorized anyone else to provide you with different information. Neither BGE nor the agent is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.


                                3,000,000 Shares


                                [GRAPHIC OMITTED]



                                BALTIMORE GAS AND
                                ELECTRIC COMPANY


                                  COMMON STOCK


                            -----------------------
                                   PROSPECTUS
                            -----------------------



                              SALOMON SMITH BARNEY





                            __________________ , 1998




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.
     Securities and Exchange Commission Registration Fee..............  $28,410
     Services of Independent Accountants..............................   25,000*
     Listing Fees.....................................................   45,000*
     Legal Fees and Expenses..........................................   25,000*
     Transfer Agent and Registrar Fees................................    5,000*
     Printing and Delivery Expenses...................................   10,000*
     Miscellaneous Expenses...........................................   11,590*
                                                                      ----------
     Total............................................................ $150,000

         --------------
         * Estimated

Item 15.  Indemnification of Directors and Officers.

     The following description of indemnification allowed under Maryland statutory law is a summary rather than a complete description. Reference is made to Section 2-418 of the Corporations and Associations Article of the Maryland Annotated Code, which is incorporated herein by reference, and the following summary is qualified in its entirety by such reference.

     By a Maryland statute, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan ("Director"). Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the Proceeding unless it is proven that (a) the act or omission of the Director was material to the matter giving rise to the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal action or proceeding, the Director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director or officer who has been successful in the defense of any Proceeding described above shall be indemnified against reasonable expenses incurred in connection with the Proceeding. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly
                                      II-1
received.   Notwithstanding  the  above  provisions,  a  court  of  appropriate
jurisdiction,  upon  application   of  the  Director  or  officer,   may  order
indemnification if it determines that in view of all the relevant circumstances,
the    Director   or   officer    is  fairly   and   reasonably   entitled   to
indemnification; however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director under certain circumstances, including a written undertaking by or on behalf of such Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

     A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute.

     The indemnification and advancement of expenses provided or authorized by this statute may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

     A corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, whether or not the corporation would have the power to indemnify a Director or officer against liability under the provision of this section of Maryland law. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

     Article V of the Company's Charter reads as follows:

     "A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. It is the intent of this Article that the liability of directors and officers shall be limited to the fullest extent permitted by the Maryland General Corporation Law, as amended from time to time.

     Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification."

     Article IV of the Company's By-Laws reads as follows:

     "Each person made or threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or, at its request, is or was a director or officer of another corporation, shall be indemnified by the Company (to the extent indemnification is not otherwise provided by insurance) against the liabilities, costs and expenses of every kind actually and reasonably incurred by him as a result of such action, suit or proceeding, or any threat thereof or any appeal thereon, but in each case only if and to the extent permissible under applicable common or statutory law, state or federal. The foregoing indemnity shall not be inclusive of other rights to which such person may be entitled."

     The Directors and officers of the Company are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by the Company.

     Also, see indemnification provisions in the Form of Sales Agency Agreement which is Exhibit 1(a) to this Registration Statement.

Item 16.  Exhibits.

     Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during   any period in which offers or sales are
      being made, a post-effective amendment to this Registration Statement:

                           (i) To include any  prospectus  required  by  Section
                  10(a)(3) of the Securities  Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To   include   any  material  information  with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Baltimore Gas and Electric Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 22nd day of July, 1998.

                                         BALTIMORE GAS AND ELECTRIC COMPANY
                                        (Registrant)


                                         By:    /s/ David A. Brune
                                                 ------------------
                                                   David A. Brune
                                                   Vice President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                Title                        Date
      -------------             -------                    ------------

Principal executive officer and director:

       *C. H. Poindexter       Chairman of the             July 22, 1998
                               Board and Director


Principal financial and accounting officer:


/s/ David A. Brune              Vice President             July 22, 1998
--------------------
   David A. Brune



Directors:

         * H. Furlong Baldwin
         * Beverly B. Byron
         * J. Owen Cole
         * Dan A. Colussy
         * Edward A. Crooke
         * James R. Curtiss
         * Jerome W. Geckle           Directors           July 22, 1998
         * Freeman A. Hrabowski III
         * Nancy Lampton
         * George V. McGowan
         * George L. Russell, Jr.
         * Michael D. Sullivan


*By: /s/ David A. Brune
    -----------------------------------
     David A. Brune, Attorney -in-Fact

                                  EXHIBIT INDEX


Exhibit
Number

1              -    Form  of  Sales  Agency  Agreement,   including  Form  of
                    Volume  and  Pricing Parameters and Form of Terms Agreement.

4(a)*          -    Charter  of  Baltimore  Gas and  Electric  Company,
                    restated  as of August 16, 1996.  (Designated  as  Exhibit
                    3 in the  Form  10-Q  for  the  quarter  ended September
                    30, 1996, dated November 14, 1996, File No. 1-1910.)

4(b)*          -    By-Laws of  Baltimore  Gas and  Electric  Company,  as
                    amended to January  23, 1998.  (Designated  as  Exhibit
                    3(b) in the Form 10-K for the year ended December 31, 1997, File No. 1-1910.)

4(c)*          -    Form of  Common  Stock  Certificate.  (Designated  as
                    Exhibit  4 to  Form  S-3 Registration Statement,
                    Registration No. 33-57658.)

5              -    Opinion of Company Counsel as to legality.

23(a)          -    Consent of PricewaterhouseCoopers LLP, Independent
                    Certified Public Accountants.

23(b)          -    Consent of Company Counsel (included in Exhibit 5).

24             -    Power of Attorney.


------------------

       *  Incorporated by reference.